Exhibit 5.1

lawyers@saul.com www.saul.com Our File: 370107.4

December 22, 2021

Seven Hills Realty

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Maryland counsel to Seven Hills Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company, pursuant to a registration statement on Form S-8, as amended by Post-Effective Amendment No. 1 (as amended, the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), of 500,000 shares of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Shares”), that may be issued under the Company’s Amended and Restated Seven Hills Realty Trust 2021 Equity Compensation Plan (the “Plan”).

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)             the Registration Statement to be filed on or about the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Act; and

(ii)            the Plan.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iii)            a certified copy of the Declaration of Trust filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on December 21, 2021 but effective as of 4:01 p.m., December 22, 2021 (the “Declaration of Trust”);

DELAWARE FLORIDA ILLINOIS MARYLAND MASSACHUSETTS MINNESOTA NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

Seven Hills Realty Trust

December 22, 2021

(iv)           a certified copy of the Articles of Conversion converting Seven Hills Realty Trust, a Maryland statutory trust, to Seven Hills Realty Trust, a Maryland real estate investment trust, filed with the SDAT on December 21, 2021 but effective as of 4:01 p.m., December 22, 2021 (the “Articles of Conversion,” together with the Declaration of Trust, the “Charter”);

(v)            a copy of the Bylaws of the Company dated December 22, 2021 (the “Bylaws”);

(vi)           a copy of the resolutions adopted by the Board of Trustees of the Company on March 23, 2021 relating to, among other matters, the approval of the Plan, the authorization to file the initial Form S-8 relating to the Plan and the issuance of the Shares under the Plan (the “Plan Approval Resolutions”);

(vii)          a copy of the resolutions adopted by the Board of Trustees of the Company on December 14, 2021 relating to, among other matters, amendments to the Plan and the authorization to file the Registration Statement (together with the Plan Approval Resolutions, the “Board Resolutions”);

(viii)         a certificate of status for the Company issued by the SDAT dated December 22, 2021;

(ix)            a certificate of the Secretary of the Company as to the authenticity of the Charter, Bylaws, the Board Resolutions, the incumbency of the officers of the Company and other matters that we have deemed necessary and appropriate; and

(x)             such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)             that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)            the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)            the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)            that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of the Documents as executed and delivered; that all representations, warranties, statements and information contained in the Documents are accurate and complete; that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

Seven Hills Realty Trust

December 22, 2021

(e)             that at the time of delivery of the Shares, the authorization of the issuance of the Shares will not have been modified or rescinded and all contemplated additional actions shall have been taken in accordance with the Board Resolutions and the Plan;

(f)             that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(g)            that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the Registration Statement is not less than the par value per share; and

(h)            that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved common shares, together with the number of common shares previously issued and outstanding and the number of common shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of then-authorized shares of the Company or of the then-authorized shares within the applicable class or series of common shares of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.              The Company is a real estate investment trust duly formed, existing and in good standing under the laws of the State of Maryland.

2.              The issuance of the Shares is duly authorized and, when and if the Shares are issued and delivered in the manner and for the consideration contemplated by the Plan, the Shares will be validly issued, fully paid and non-assessable.

Seven Hills Realty Trust

December 22, 2021

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)             We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)            We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)           We express no opinion with respect to any documents defined or referred to in the Documents, other than the Documents themselves.

(iv)           We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are solely for your benefit and are furnished only with respect to the transactions contemplated by the Documents. Accordingly, these opinions may not be relied upon by or quoted to any other person or entity without, in each instance, our prior written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP